Exhibit 23.3




                   Consent of Independent Public Accountants



We consent to the incorporation by reference in Valhi, Inc.'s Registration Statement (Form S-8) pertaining to the Valhi, Inc. Long-term Incentive Plan of our report dated January 31, 1997 relating to the financial statements of The Amalgamated Sugar Company as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in Valhi's Annual Report on Form 10-K for the year ended December 31, 1997.




                                   KPMG PEAT MARWICK LLP


Salt Lake City, Utah
March 20, 1998